SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K


                                CURRENT REPORT

                                 -------------

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                       Date of Report: October 16, 2001



                            FRONTLINE CAPITAL GROUP
            (Exact name of Registrant as specified in its Charter)




                                   Delaware
                           (State of Incorporation)


                   0-30162                                   11-3383642
           (Commission File Number)                   (IRS Employer Id. Number)


                90 Park Avenue                                  10016
              New York, New York                             (Zip Code)
   (Address of principal executive offices)


                                (212) 931-8000
             (Registrant's telephone number, including area code)

Item 5.    Other Events.

     HQ Global Holdings, Inc. ("HQ"), a company in which FrontLine Capital Group (the "Company") owns 57% of the common stock, is in default with respect to certain covenant and payment obligations under its senior and mezzanine indebtedness. As a result of these defaults, an event of default has also occurred under the Company's $25 million secured credit facility with Bankers Trust Company (the "BT Facility"); these circumstances may result in other defaults by the Company and/or HQ, including, if the BT Facility is accelerated, a default under the Company's indebtedness owed to Reckson Operating Partnership, L.P. The Company has received an extension of the maturity of the BT Facility through October 25, 2001, and the Company and HQ are in active negotiations with their lenders concerning the restructuring of their indebtedness.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                        FRONTLINE CAPITAL GROUP


                                        By:   /s/ Scott H. Rechler
                                           -----------------------------------
                                             Scott H. Rechler
                                             President



Date:  October 16, 2001